EXHIBIT 99.1
Additional Financial Information (Unaudited)
The following additional financial information is provided based upon the continuing interest of certain stockholders and creditors to assist them in understanding our core manufacturing business with our financial services operations on a pre-tax equity basis. Our manufacturing operations, for this purpose, include our Truck segment, Engine segment, Parts segment, and Corporate items. The manufacturing operations financial information represents non-GAAP financial measures. The reconciling differences between these non-GAAP financial measures and our GAAP condensed consolidated financial statements in Item 1, Financial Statements, are our financial services operations, which are included on a pre-tax equity basis. Certain of our subsidiaries in our manufacturing operations have debt outstanding with our financial services operations (“intercompany debt”). In the condensed statements of assets, liabilities, redeemable equity securities, and stockholders' deficit, the intercompany debt is reflected as accounts payable. The change in the intercompany debt is reflected in the net cash provided by operating activities in the condensed statements of cash activities.

Condensed Statements of Revenues and Expenses
Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended July 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,490	$—	$—	$3,490
Finance revenues	—	73	(26)	47
Sales and revenues, net	3,490	73	(26)	3,537
Costs of products sold	2,930	—	—	2,930
Restructuring charges	56	—	—	56
Impairment of property and equipment and intangible assets	64	—	—	64
Selling, general and administrative expenses	315	20	(1)	334
Engineering and product development costs	141	—	—	141
Interest expense	38	27	(3)	62
Other expenses (income), net	8	(4)	(22)	(18)
Total costs and expenses	3,552	43	(26)	3,569
Equity in loss of non-consolidated affiliates	(22)	—	—	(22)
Income (loss) before income taxes and equity income from financial services operations	(84)	30	—	(54)
Equity income from financial services operations	30	—	(30)	—
Income (loss) before income taxes	(54)	30	(30)	(54)
Income tax benefit	1,463	—	—	1,463
Net income	1,409	30	(30)	1,409
Less: Income attributable to non-controlling interests	9	—	—	9
Net income attributable to Navistar International Corporation	$1,400	$30	$(30)	$1,400

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$9,481	$—	$—	$9,481
Finance revenues	—	229	(75)	154
Sales and revenues, net	9,481	229	(75)	9,635
Costs of products sold	7,830	—	—	7,830
Restructuring charges	79	1	—	80
Impairment of property and equipment and intangible assets	64	—	—	64
Selling, general and administrative expenses	951	58	(3)	1,006
Engineering and product development costs	407	—	—	407
Interest expense	112	83	(8)	187
Other expenses (income), net	40	(15)	(64)	(39)
Total costs and expenses	9,483	127	(75)	9,535
Equity in loss of non-consolidated affiliates	(55)	—	—	(55)
Income (loss) before income taxes and equity income from financial services operations	(57)	102	—	45
Equity income from financial services operations	102	—	(102)	—
Income before income taxes	45	102	(102)	45
Income tax benefit	1,458	—	—	1,458
Net income	1,503	102	(102)	1,503
Less: Income attributable to non-controlling interests	35	—	—	35
Net income attributable to Navistar International Corporation	$1,468	$102	$(102)	$1,468

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Three Months Ended July 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$3,162	$—	$—	$3,162
Finance revenues	—	82	(23)	59
Sales and revenues, net	3,162	82	(23)	3,221
Costs of products sold	2,525	—	—	2,525
Restructuring charges	(10)	1	—	(9)
Selling, general and administrative expenses	351	31	(2)	380
Engineering and product development costs	113	—	—	113
Interest expense	40	24	(6)	58
Other expenses (income), net	15	(7)	(15)	(7)
Total costs and expenses	3,034	49	(23)	3,060
Equity in loss of non-consolidated affiliates	(13)	—	—	(13)
Income before income taxes and equity income from financial services operations	115	33	—	148
Equity income from financial services operations	33	—	(33)	—
Income before income taxes	148	33	(33)	148
Income tax expense	(19)	—	—	(19)
Net income	129	33	(33)	129
Less: Income attributable to non-controlling interests	12	—	—	12
Net income attributable to Navistar International Corporation	$117	$33	$(33)	$117
_________________

(A)
Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statement of Revenues and Expenses Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Statement of Operations
(in millions)
Sales of manufactured products	$8,610	$—	$—	$8,610
Finance revenues	—	233	(70)	163
Sales and revenues, net	8,610	233	(70)	8,773
Costs of products sold	6,976	—	—	6,976
Restructuring charges (benefit)	(27)	4	—	(23)
Selling, general and administrative expenses	980	100	(5)	1,075
Engineering and product development costs	338	—	—	338
Interest expense	116	85	(12)	189
Other expenses (income), net	22	(17)	(53)	(48)
Total costs and expenses	8,405	172	(70)	8,507
Equity in loss of non-consolidated affiliates	(32)	—	—	(32)
Income before income taxes and equity income from financial services operations	173	61	—	234
Equity income from financial services operations	61	—	(61)	—
Income before income taxes	234	61	(61)	234
Income tax expense	(17)	—	—	(17)
Net income	217	61	(61)	217
Less: Income attributable to non-controlling interests	38	—	—	38
Net income attributable to Navistar International Corporation	$179	$61	$(61)	$179
_________________

(A)
Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of July 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$413	$31	$—	$444
Marketable securities	600	20	—	620
Restricted cash and cash equivalents	27	132	—	159
Finance and other receivables, net	1,136	2,932	(137)	3,931
Inventories	1,721	10	—	1,731
Goodwill	334	—	—	334
Property and equipment, net	1,371	121	—	1,492
Investments in and advances to financial services operations	576	—	(576)	—
Investments in non-consolidated affiliates	111	—	—	111
Deferred taxes, net	1,534	38	—	1,572
Other assets	753	31	—	784
Total assets	$8,576	$3,315	$(713)	$11,178
Liabilities and stockholders' equity (deficit)
Accounts payable	$2,040	$18	$(137)	$1,921
Debt	1,956	2,599	—	4,555
Postretirement benefits liabilities	2,051	33	—	2,084
Other liabilities	1,772	89	—	1,861
Total liabilities	7,819	2,739	(137)	10,421
Redeemable equity securities	5	—	—	5
Stockholders' equity attributable to non-controlling interest	41	—	—	41
Stockholders' equity (deficit) attributable to controlling interest	711	576	(576)	711
Total liabilities and stockholders' equity (deficit)	$8,576	$3,315	$(713)	$11,178

Condensed Statements of Assets, Liabilities, and Stockholders' Deficit Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	As of October 31, 2010
	Manufacturing Operations	Financial Services Operations	Adjustments	Consolidated Balance Sheet
(in millions)
Assets
Cash and cash equivalents	$534	$51	$—	$585
Marketable securities	566	20	—	586
Restricted cash and cash equivalents	29	151	—	180
Finance and other receivables, net	1,030	3,084	(168)	3,946
Inventories	1,556	12	—	1,568
Goodwill	324	—	—	324
Property and equipment, net	1,329	113	—	1,442
Investments in and advances to financial services operations	502	—	(502)	—
Investments in non-consolidated affiliates	103	—	—	103
Deferred taxes, net	109	37	—	146
Other assets	821	29	—	850
Total assets	$6,903	$3,497	$(670)	$9,730
Liabilities and stockholders' equity (deficit)
Accounts payable	$1,974	$21	$(168)	$1,827
Debt	1,985	2,885	—	4,870
Postretirement benefits liabilities	2,145	34	—	2,179
Other liabilities	1,723	55	—	1,778
Total liabilities	7,827	2,995	(168)	10,654
Redeemable equity securities	8	—	—	8
Stockholders' equity attributable to non-controlling interest	49	—	—	49
Stockholders' equity (deficit) attributable to controlling interest	(981)	502	(502)	(981)
Total liabilities and stockholders' equity (deficit)	$6,903	$3,497	$(670)	$9,730

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2011
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$1,503	$102	$(102)	$1,503
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	214	3	—	217
Depreciation of equipment leased to others	10	18	—	28
Amortization of debt issuance costs and discount	21	12	—	33
Deferred income taxes	(1,472)	—	—	(1,472)
Impairment of property and equipment and intangible assets	73	—	—	73
Equity in loss of non-consolidated affiliates	55	—	—	55
Equity in income of financial services affiliates	(102)	—	102	—
Dividends from non-consolidated affiliates	2	—	—	2
Change in intercompany receivables and payables	(30)	30	—	—
Other, net	(38)	138	—	100
Net cash provided by operating activities	236	303	—	539
Cash flows from investing activities
Purchases of marketable securities	(1,109)	—	—	(1,109)
Sales or maturities of marketable securities	1,075	—	—	1,075
Net change in restricted cash and cash equivalents	2	19	—	21
Capital expenditures	(290)	(1)	—	(291)
Purchase of equipment leased to others	1	(36)	—	(35)
Other investing activities	(38)	7	—	(31)
Net cash used in investing activities	(359)	(11)	—	(370)
Net cash used in financing activities	(5)	(312)	—	(317)
Effect of exchange rate changes on cash and cash equivalents	7	—	—	7
Decrease in cash and cash equivalents	(121)	(20)	—	(141)
Cash and cash equivalents at beginning of the period	534	51	—	585
Cash and cash equivalents at end of the period	$413	$31	$—	$444

Condensed Statement of Cash Activity Navistar International Corporation (Manufacturing operations with financial services operations on a pre-tax equity basis)

	Nine Months Ended July 31, 2010 (Revised)(A)
	Manufacturing Operations	Financial Services Operations	Adjustments	Condensed Consolidated Statement of Cash Flows
(in millions)
Cash flows from operating activities
Net income	$217	$61	$(61)	$217
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	194	4	—	198
Depreciation of equipment leased to others	21	17	—	38
Amortization of debt issuance costs and discount	19	10	—	29
Deferred income taxes	3	6	—	9
Equity in loss of non-consolidated affiliates	32	—	—	32
Equity in income of financial services affiliates	(61)	—	61	—
Dividends from non-consolidated affiliates	3	—	—	3
Change in intercompany receivables and payables	32	(32)	—	—
Other, net	(494)	632	—	138
Net cash provided by (used in) operating activities	(34)	698	—	664
Cash flows from investing activities
Purchases of marketable securities	(924)	(20)	—	(944)
Sales or maturities of marketable securities	643	—	—	643
Net change in restricted cash and cash equivalents	4	337	—	341
Capital expenditures	(161)	(1)	—	(162)
Purchase of equipment leased to others	(1)	(26)	—	(27)
Acquisition of intangibles	(12)	—	—	(12)
Business acquisitions	(2)	—	—	(2)
Other investing activities	(83)	5	10	(68)
Net cash provided by (used in) investing activities	(536)	295	10	(231)
Net cash used in financing activities	(102)	(1,015)	(10)	(1,127)
Effect of exchange rate changes on cash and cash equivalents	(4)	1	—	(3)
Decrease in cash and cash equivalents	(676)	(21)	—	(697)
Cash and cash equivalents at beginning of the period	1,152	60	—	1,212
Cash and cash equivalents at end of the period	$476	$39	$—	$515
_________________

(A)
Certain amounts have been revised to reflect a retrospective change in accounting principle. See Note 1, Summary of significant accounting policies, to the accompanying consolidated financial statements.